Exhibit 99.1

Trovagene to Announce Fourth Quarter and Year End 2016 Financial Results and Accomplishments and Host Conference Call on Wednesday, March 15, 2017

SAN DIEGO, CA — March 1, 2017 — Trovagene, Inc. (NASDAQ: TROV), a developer of circulating tumor DNA (ctDNA) molecular diagnostics, announced today that it will report financial results for the fourth quarter and year ended December 31, 2016 on Wednesday, March 15, 2017.

Trovagene’s senior management team will host a conference call on Wednesday, March 15, 2017 at 5:00 p.m. Eastern Daylight Time (2:00 p.m. Pacific Daylight Time) to discuss the results and update investors on the Company’s progress.

To access the conference call, please dial (888) 347-6081 (domestic), (412) 902-4285 (international), or (855) 669-9657 (Canada), conference ID# 10097532. To access the telephone replay of the call, dial (877) 344-7529 (domestic), (412) 317-0088 (international), or (855) 669-9658 (Canada), replay ID# 10097532. The replay will be available one hour after the conclusion of the call. The webcast and telephone replay will be archived on the Company’s website following the conference at http://trovagene.investorroom.com/events.

About Trovagene, Inc.

Headquartered in San Diego, California, Trovagene is leveraging its proprietary Precision Cancer Monitoring® (PCM) technology in an effort to enable itself, through its CLIA/CAP — accredited laboratory, and others, through the distribution of research use only (RUO) kits and systems, to detect and monitor ctDNA in urine and blood. The Company’s PCM technology allows for detection and quantitation of oncogene mutations in cancer patients for improved disease management. Trovagene’s TroveraTM liquid biopsy test, which utilizes PCM technology, is designed to provide important clinical information beyond the current standard of care, and is protected by significant intellectual property, including multiple issued patents and pending patent applications worldwide. For more information, please visit http://www.trovagene.com/

Trovagene Contacts:

Vicki Kelemen Sr. Director, Marketing Communications
858-952-7652
vkelemen@trovagene.com

Trovagene Inc.  |  11055 Flintkote Avenue  |  San Diego  |  CA 92121  |  Tel.: USA [+1] 888-391-7992